UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2026

TEMPEST THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 798-8589

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TPST	The Nasdaq Stock Market LLC
Series A Junior Participating Preferred Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in Tempest Therapeutics, Inc.’s (the “Company’s”) definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on December 31, 2025, the Company has scheduled its 2025 Annual Meeting of Stockholders to be held on January 27, 2026 (the “2025 Annual Meeting”). Although the 2025 Annual Meeting has been scheduled, on January 8, 2026, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, due to the Company’s failure to hold an annual meeting of stockholders within twelve months of the end of the Company’s fiscal year end of December 31, 2024, it is not in compliance with the continued listing requirements of Nasdaq Listing Rules 5620(a) and 5810(c)(2)(G) (the “Nasdaq Annual Meeting Requirement”). Under Nasdaq Listing Rules, the Company has 45 calendar days from January 8, 2026, or until February 23, 2026, to regain compliance or submit a plan to regain compliance with the Nasdaq Annual Meeting Requirement, and if Nasdaq accepts such plan, Nasdaq can grant an exception of up to 180 calendar days from the fiscal year end, or until June 29, 2026, to regain compliance.

Upon holding the 2025 Annual Meeting, the Company will regain compliance with the Nasdaq Annual Meeting Requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempest Therapeutics, Inc.

Date: January 9, 2026	By:	/s/ Stephen Brady
Stephen Brady
President and Chief Executive Officer